FORM 8-K
                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        Asia Properties Investments, Inc.
             (Exact name of registrant as specified in its charter)

                                 CIK: 0001112989

                                 Not applicable
                 (Translation of registrant's name into English)

                             British Virgin Islands
         (State or other jurisdiction of incorporation or organization)

                                   6512; 6513
            (Primary Standard Industrial Classification Code Number)

                                   98-0228537
                     (I.R.S. Employer Identification Number)

                  86/14 Sukhumvit 31, Bangkok 10110, Thailand,
       (66-2) 260-3197 (Address, including zip code, and telephone number, including area code, of registrant's
                          (principal executive offices)

                 Daniel S. McKinney, 114 Magnolia Street, Suite
                      400-115, Bellingham, Washington 98225
                       Tel (360) 392-2841 Fax 604-535-8456
                             (Representative office)

Termination of the share and purchase agreement with Northbridge Communities was signed on November 30, 2000. Asia Properties, Inc. is now planning to complete the SEC F-4 registration before pursuing any further real estate acquisitions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


Sincerely,
/s/ Daniel S. Mckinney
----------------------
Daniel S. Mckinney
President


(Exhibits)
1. News release January 17, 2001
2. Termination agreement and escrow termination signed between Asia Properties and Northbridge Communities
3. December 31, 2000 audit

ITEM 5 - OTHER EVENTS

Exhibit 1



FOR:              ASIA PROPERTIES, INC.

CONTACT:          Daniel S. McKinney
                  President
                  (360)-392-2841

KCSA              Joseph A. Mansi/Daniel P. Stepanek
CONTACT:          (212) 682-6300, ext. 205/202
                  Jmansi@kcsa.com/dstepanek@kcsa.com

ASIA PROPERTIES, INC. AND NORTHBRIDGE COMMUNITIES.
Both companies agree to develop independently and in parallel and to renegotiate a new share purchase and sale agreement pending the increased funding of both parties.

BANGKOK,  Thailand,  January 17, 2001 - Asia  Properties,  Inc.  (API) (OTC: BB:
ASPZ) today announced that the agreement with Northbridge signed on February 4, 2000 was terminated by mutual agreement.

API and NCL confirmed today that if circumstances changed in the future, they would discuss a renewed relationship for further expansion.

API and NCL felt that a parallel approach would be beneficial to both companies as 3.5 million shares in API, representing 60% of the outstanding shares, are now released, and will be used to raise operating capital and provide funds for marketing. In addition, NCL is currently negotiating with a number of parties to acquire additional education facilities. Both of these developments are better negotiated independently and in a parallel course.

API has signed agreements with The Lester Group who has agreed to fund the Company with $15 million by purchasing 3 million new shares at $5.00 per share through a private placement dated August 16, 2000. The Lester Group has confirmed their commitment for equity funding and indicate funds will be released soon, however, several previous funding dates have been delayed.

About Asia Properties, Inc.
Asia Properties, Inc. was established to invest in prime quality real estate in Thailand and Southeast Asia. API currently operates as the only U.S. listed vehicle focusing exclusively on Asian real estate investments, where investors can invest in Thai, and other Asian countries, real estate and hold the investment in the form of a security trading on a U.S. securities market.

This press release contains forward-looking statements related to future events. Shareholders are cautioned that such statements are predictions and that actual events or results may differ significantly.

This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com Asia Properties' web site is: www.asiaprop.com

Exhibit 2


            AGREEMENT FOR TERMINATION OF THE SHARE PURCHASE AND SALE
                                    AGREEMENT


This Agreement for Termination of the Share Purchase and Sale Agreement (hereinafter the "Termination Agreement") is made on this _30_ day of November, 2000, in Bangkok, Thailand, by and between:

     ASIA PROPERTIES, INC., a company incorporated under the laws of the State of Nevada, who registered address is 1954 Windfall Avenue, Henderson, Nevada, and ASIA PROPERTIES INVESTMENTS, INC., a company incorporated under the laws of the British Virgin Islands, whose registered address is Simmonds Building, Wickhams Cay 1, P.O. Box 961, Road Town, Tortola, British Virgin Islands (collectively referred to herein as "API");

     ASIA PROPERTIES (THAILAND) LIMITED, a company incorporated under the laws of Thailand whose registered office is 86/14 Soi Sukhumvit 31, Sukhumvit Road, Kwaeng North Klongton, Khet Wattana, Bangkok ("API(T)");

     DANIEL S. MCKINNEY, an individual, whose correspondence address is 13976 Marine Drive, White Rock, British Columbia, Canada V4B 1A5; NICHOLAS ST. JOHNSTON, an individual, whose residence address is 86/14 Sukhumvit 31, Bangkok 10110 Thailand; LIM GAIK-IM, an individual, whose residence address is 13976 Marine Drive, White Rock, British Columbia, Canada V4B 1A5; CRESTVIEW ASSOCIATES LIMITED, a company incorporated under the laws of Hong Kong; ("Crestview") and MILLIARD LIMITED, a company incorporated under the laws of the British Virgin Islands ("Milliard") (hereinafter collectively referred to as the "API Majority Shareholders");

     NORTHBRIDGE COMMUNITIES LIMITED, a Thai limited company, whose registered address is 7th Floor, TISCO Tower, 48 North Sathorn Road, Bangkok 10500 Thailand ("NCL"); and

     The SHAREHOLDERS OF NORTHBRIDGE COMMUNITIES LIMITED, a current list of which is attached hereto as Schedule "A" (the shareholders and each of them are hereinafter collectively referred to as the "NCL Shareholders").

(The above parties shall hereinafter be collectively referred to herein as the Parties" or "Party" where in the singular).

THE PARTIES AGREE AS FOLLOWS:

1. The Parties hereby mutually agree that the Share Purchase and Sale Agreement (hereinafter the "Principal Agreement") executed by and between the Parties on February 4, 2000 is hereby terminated, with all rights, duties and obligations created under the Principal Agreement to hereinafter cease and to have no further force or effect.

2. The Parties agree that any and all expenditures incurred by either party arising out of the Principal Agreement, shall be borne by the Party which has already incurred those expenses without any right to reimbursement from the other party in any manner or proportion.

3. The Parties hereby release one another from any and all claims or actions relating to the Principal Agreement, in law or in equity, in any court or arbitration proceeding for enforcement of any such claim or action.

4. Each Party or any of its directors, officers, shareholders, staff or any person(s) under its or their control agree to keep the reasons behind the termination of the Principal Agreement confidential, and shall not disclose to any third person or party neither the existence nor the contents of this Termination Agreement. The confidentiality provision contained herein shall remain in force and effect in perpetuity.

5. The Parties hereby agree to terminate the Escrow Agreement under a separate agreement and take all steps necessary to return the shares of both NCL and API to the respective shareholders. Any professional fees, costs and expenses related thereto shall be borne equally between API and NCL.

6. Each Party hereby represents, warrants and covenants that it has full right, power and authority to enter into this Termination Agreement, and that there is nothing that would prevent it from adhering to the obligations created under the terms outlined herein.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America.

IN WITNESS WHEREOF, this Termination Agreement is executed by duly authorized representatives of the Parties on the day, month and year hereinbelow.


ASIA PROPERTIES, INC., ASIA PROPERTIES INVESTMENTS, INC. AND ASIA PROPERTIES (THAILAND) LIMITED


By:/s/ Nicholas St. Johnston
----------------------------
       Nicholas St. Johnston


By:/s/ Daniel S. McKinney
---------------------------
      Daniel S. McKinney


NORTHBRIDGE COMMUNITIES LIMITED


By:/s/ Dr. Robert Brewitt
----------------------------
      Dr. Robert Brewitt
      Director


By:/s/ Dr. Robert Brewitt
----------------------------
      Dr. Robert Brewitt
      Director


SHAREHOLDERS OF NORTHBRIDGE COMMUNITIES LIMITED



By:/s/ Richard S. Davis
---------------------------
       Richard S. Davis


By:/s/ Richard J. Bowers
---------------------------
       Richard J. Bowers

By:/s/ Jonathan E. Colby
---------------------------
       Jonathan E. Colby


By:/s/ Asian Frontier Holdings Limited
--------------------------------------
       Asian Frontier Holdings Limited


By:/s/ Nikhil Srinivasan
-------------------------------------
       Nikhil Srinivasan


By:/s/ NBC Holdings Limited
-------------------------------------
       NBC Holdings Limited


By:/s/ Siam Investment Fund
--------------------------------------
         Siam Investment Fund

By:/s/ Loadhall Investments A.V.V.
--------------------------------------
       Loadhall Investments A.V.V.


By:/s/ Finansa Investment Advisors Ltd.
--------------------------------------
       Finansa Investment Advisors Ltd.

                                  AMENDMENT AND

                         TERMINATION OF ESCROW AGREEMENT



     This AMENDMENT AND TERMINATION OF ESCROW AGREEMENT (the "Agreement") is made and entered into on the 1st day of December, 2000, among Asia Properties Investments, Inc., a company incorporated under the laws of the British Virgin Islands and Asia Properties (Thailand) Limited, a company incorporated under the laws of Thailand (collectively referred to herein as "API"), Northbridge Communities Limited, a Thai limited company ("NCL"), the Shareholders of NCL (the "NCL Shareholders") certain shareholders of API, Daniel S. McKinney, Nicholas St. Johnston, Lim Gaig-Im, Crestview Associates Limited, a company incorporated under the laws of Hong Kong ("Crestview") and Milliard Limited, a company incorporated under the laws of the British Virgin Islands ("Milliard"), (hereinafter collectively referred to as the "API Shareholders") and King, LeBlanc & Bland, L.L.P., a Louisiana Limited Liability Partnership ("Escrow Agent").

                                    RECITALS

     A. On February 4, 2000, API, the API Shareholders, NCL, the NCL Shareholders and the Escrow Agent entered into an Escrow Agreement (the "Escrow Agreement"), pursuant to a Share Purchase and Sale Agreement (the "Purchase Agreement") dated February 4, 2000 to which API, the API Shareholders, NCL and the NCL Shareholders were parties, and by which 3,500,000 shares of the common stock of API owned by the API Shareholders (the "Escrow Shares") were deposited into escrow with the Escrow Agent. As applicable, unless otherwise defined herein, capitalized terms used herein have the meanings accorded to such terms in the Escrow Agreement.

     B. Effective November 30, 2000, the Purchase Agreement has been terminated pursuant to the terms thereof, the effect of which, also pursuant to the terms thereof, is to void the Purchase Agreement and the obligations of all the parties thereto, including, without limitation, the obligation of the API Shareholders to deposit the Escrow Shares into escrow.

     C. The parties hereto now wish to amend and terminate the Escrow Agreement and to authorize the Escrow Agent to return the Escrow Shares to the API Shareholders.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend and terminate the Escrow Agreement as follows:

         1.       TERMINATION OF ESCROW

         1.1      Termination of Escrow Agreement.
                  -------------------------------

         The Escrow Agreement is terminated effective December 1, 2000.


         1.2      Termination of Escrow.
                  ---------------------

         The escrow is terminated as of November 30, 2000.

         1.3      Delivery.
                  --------

     The Escrow Agent shall deliver to Roger V. Davidson, as agent for the API Shareholders, the share certificates representing the Escrow Shares as set forth below which were delivered to and deposited in escrow with the Escrow Agent pursuant to the Escrow Agreement, along with the share transfers executed in blank relating to the Escrow Shares also delivered to and deposited in escrow with the Escrow Agent.


API Shareholders                            Number of API Shares                    Share Certificate Number
----------------
Daniel S. McKinney                          800,000                                 2
Nicholas St. Johnston                       900,000                                 53
Lim Gaig-Im                                 600,000                                 48
Crestview Associates Limited                700,000                                 47
Milliard Limited                            500,000                                 49
----------------
TOTAL                                     3,500,000

2.       THE ESCROW AGENT

2.1      Performance.

     The Escrow Agent undertakes to perform the duties only as are specifically set forth in this Agreement and may conclusively rely and shall be protected in acting or refraining from acting, on any written notice, instruction, waiver, consent, receipt or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be. The Escrow Agent shall in no event be liable for any damage caused by the performance of its duties as Escrow Agent, except to the extent that the damages result from gross negligence, willful misconduct or willful breach of this Agreement by the Escrow Agent. The Escrow Agent is neither a party to or bound by, or charged with notice of the terms, provisions, legalities, validity, or sufficiency of the documents delivered to it (other than this Agreement and any notices delivered pursuant to this Agreement) and it shall not be liable or responsible for its failure to ascertain the terms or conditions or to comply with any other provisions, of any such document.

2.2      Duties of Escrow Agent.

     Upon making the delivery of the Escrow Shares described in Paragraph 1.3, the Escrow Agent will thereupon be released and acquitted from any further liabilities concerning the Escrow Agreement, this Agreement or the Escrow Shares to any party, it being expressly understood that such liability in any event is limited by the terms and conditions set forth herein and in the Escrow Agreement.


2.3      Indemnification.

     API, NCL, and the NCL and API Shareholders shall, jointly and severally, indemnify and hold the Escrow Agent, and each partner, employee, attorney, agent and affiliate of the Escrow Agent (collectively the "Indemnified Parties") harmless from any cost, damages, expenses, or claims, including reasonable attorney's fees which Indemnified Parties may incur or sustain as a result of or arising out of this Agreement or the Indemnified Parties' duties relating thereto and will pay them upon demand, except as a result of or arising out of Indemnified Parties' gross negligence, willful misconduct or willful breach of this Agreement.

3.       MISCELLANEOUS

3.1      Notices.

     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, via first class mail, registered or certified, postage paid and properly addressed as follows:

         IF TO API OR THE API SHAREHOLDERS:

         86/14 Sukhumvit 31
         Bangkok 10110 Thailand
         Telefax: (662) 260-3189

         Attention: Mr. Nicholas St. Johnston

         With a copy to:

         Ballard, Spahr, Andrews & Ingersoll, LLP
         Attn: Jeffrey R. Davine
         1225 17th Street, Suite 2300
         Denver, CO 80202-5596

         IF TO NCL OR THE NCL SHAREHOLDERS:

         TISCO Tower
         48 North Sathorn Road, 7/F
         Bangkok 10500 Thailand

         Attention:  Stephen E. Wagner

         IF TO THE ESCROW AGENT:

         King, LeBlanc & Bland, L.L.P.
         Suite 3800
         201 St. Charles Avenue
         New Orleans, LA  70170-3800
         Attention:  Henry A. King, Esquire

3.2      Effect of Headings.

     The subject headings of the sections in paragraphs of this agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

3.3      Entire Agreement; Modification; Waiver.

     This Agreement constitutes the sole and entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

3.4      Counterparts.

     This  Agreement  may  be  executed   simultaneously  in  any  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5      Binding Effect.

     This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

3.6      Governing Law.

     This Agreement shall be governed by, and construed in accordance with the laws of the State of Louisiana.

     THIS AGREEMENT was executed as of the date and year first set forth above.


                                         ASIA PROPERTIES INVESTMENTS, INC., ASIA
                                         PROPERTIES (THAILAND) LIMITED

                                         By: /s/ Daniel S. Mckinney
                                             -------------------------
                                               Daniel S. Mckinney President

                                         NORTHBRIDGE COMMUNITIES LIMITED

                                         By: /s/ Robert Brewett
                                             --------------------------
                                             Robert Brewett
                                         By: /s/ Vorasit, Pokachaiyapat
                                             --------------------------
                                              Vorasit, Pokachaiyapat

                                              Directors

                                          API SHAREHOLDERS:
                                          /s/ Daniel S. McKinney
                                          --------------------------------------
                                              Daniel S. McKinney

                                          /s/ Nicholas St. Johnston
                                          --------------------------------------
                                              Nicholas St. Johnston

                                          /s/ Lim Gaig-Im
                                          --------------------------------------
                                              Lim Gaig-Im


                                          CRESTVIEW ASSOCIATES LIMITED


                                          By: /s/ Nicholas St. Johnston
                                              ----------------------------------
                                                  Nicholas St. Johnston
                                                  MILLIARD LIMITED


                                          By: __________________________________

                                              NCL SHAREHOLDERS


                                          By: /s/ Richard S. Davis
                                             -----------------------------------
                                                  Richard S. Davis


                                          By: /s/ Richard J. Bauers
                                             -----------------------------------
                                                  Richard J. Bauers


                                          By: /s/ Jonathan E. Colby
                                             -----------------------------------
                                                  Jonathan E. Colby


                                          By: /s/Asian Frontier Holdings Limited
                                              ----------------------------------
                                                 Asian Frontier Holdings Limited

                                          By: /s/ Nikhil Srinivasan
                                              ----------------------------------
                                                  Nikhil Srinivasan


                                          By: /s/ NBC Holdings Limited
                                              ----------------------------------
                                                  NBC Holdings Limited


                                          By: /s/ Siam Investment Fund
                                              ----------------------------------
                                                  Siam Investment Fund


                                          By: /s/ Siam Investment Fund
                                              ----------------------------------
                                                  Siam Investment Fund


                                          By: /s/ Siam Investment Fund
                                              ----------------------------------
                                                  Siam Investment Fund

                                                                   ESCROW AGENT:

                                                   KING, LEBLANC & BLAND, L.L.P.


                                            By /s/ Henry King
                                               ---------------------------------
                                                   Henry King  Its Partner

ITEM 7 - FINANCIAL STAEMENTS AND EXHIBITS

Exhibit 3

                            INTEGRATED INTERNATIONAL
                        with 48 offices around the world


                                 DICKSON V. LEE
                      CERTIFIED PUBLIC ACCOUNTANTS, L.L.C.
                       Member of the SEC Practice Section
 ------------------------------------------------------------------------------
Main Address            : 110 Wall Street, Suite 15C, New York, NY 10005 PMB 100
-------------             Telephone:  (212) 701-8587         Fax: (212) 701-8543

China Address           : Suite 2503, United Plaza, Shenzhen, China
-------------             Telephone :  (755) 271-0062        Fax: (755) 271-0389
------------------------------------------------------------------------------


                           Independent Auditor Report
To The Board of Directors of
Asia Properties Investments, Inc.
(a development stage company)

We have audited the accompanying consolidated balance sheets of Asia Properties, Inc. (a development stage company) as of December 31, 1998, 1999 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from April 6, 1998 (inception date) to December 31, 1998, and 2 calendar years ended December 31, 1999 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly assuming that the Company will continue as a going concern, in all material respects of the financial positions of Asia Properties Investments, Inc. as of December 31, 1998, 1999 and 2000, and the results of its operations, changes in stockholder's equity and its cash flows for the periods from April 6, 1998 (inception date) to December 31, 1998 and two calendar years ended December 31, 1999 and 2000 are in conformity with U.S. generally accepted accounting principles.

/S/ DICKSON V. LEE, CERTIFIED PUBLIC ACCOUNTANT, LLC
Dickson V. Lee, Certified Public Accountant, LLC
New York, New York
March 16, 2001

                             Asia Properties, Inc.
                         (a development stage company)

                           Consolidated Balance Sheet
                        For The Years Ended December 31

                                                     2000       1999       1998*
Assets
Current Assets
   Cash and cash equivalents                   $       85    $33,979    $423,912
   Accounts Recivable                               7,232          -           -
    Deposits, other advances                            -      7,509       5,778
                                                ---------  ---------   ---------
Total Current Assets                                7,317     41,488     429,690

Fixed Assets
   Machine & others                                20,238     20,238      16,813
   Less: accumulated depreciation                  (3,966)    (2,584)       (154)
                                                ---------  ---------   ---------
Fixed Assets (net)                                 16,272     17,654      16,659

Other Assets
   Investment in BREF                                   -     27,000      27,000
   Other deferred assets                            1,594     12,507           -
                                                ---------  ---------   ---------
Total Assets                                      $25,183    $98,649    $473,349
                                                ---------  ---------   ---------
Liabilities & Stockholders' Equity
Current Liabilities
    Accounts payable                             $144,167    $70,006     $19,382
    Other payables                                      -      1,083           -
                                                ---------  ---------   ---------
Total Current Liabilities                         144,167     71,089      19,382

Total Liabilities                                 144,167     71,089      19,382

Stockholders' Equity
   Common stock,  par $0.001                        6,492      5,922       5,851
   (50,000,000 authorized, 5,850,600 outstanding)
   Paid in capital                                924,794    870,225     635,749
   Accumulated deficit                         (1,050,270)  (848,587)   (187,633)
                                                ---------  ---------   ---------
Total Stockholders' Equity                       (118,984)    27,560     453,967
                                                ---------  ---------   ---------
Total Liabilities And Stockholders' Equity        $25,183    $98,649    $473,349
                                                ---------  ---------   ---------

* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to December 31, 1998.

The accompanying notes are an integral part of the consolidated financial statements.

                             Asia Properties, Inc.
                         (a development stage company)

                     Consolidated Statements of Operations
                        For The Years Ended December 31

                                                                                Accumulative
                                                                                 amount from
                                                     2000       1999       1998*   inception
Sales                                              $    -     $    -     $     -     $     -
Cost of Sales                                           -          -           -           -
                                                 --------   --------    --------    --------
Gross Profit                                            -          -           -           -
Selling expenses                                        -          -           -           -
General & administration expenses (see Note 10)   201,694    666,550     187,722   1,055,966
Financial expenses                                      -        487         126         613
Other Income/(expense)                                 11      6,083         215       6,309
                                                 --------   --------    --------    --------
Loss before income tax                           (201,683)  (660,954)   (187,633) (1,050,270)
Tax (see Note 21)                                       -          -           -           -
                                                 --------   --------    --------    --------
Net Deficit                                     $(201,683) $(660,954)  $(187,633)$(1,050,270)
                                                 --------   --------    --------    --------
Weighted average number of shares
  basic and diluted                             6,492,782  5,886,017   2,925,300   6,492,782
                                                 --------   --------    --------    --------
Net loss per share
    Basic                                          ($0.03)    ($0.11)     ($0.06)     ($0.16)
    Diluted                                        ($0.03)    ($0.11)     ($0.06)     ($0.16)

* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to December 31, 1998.

The accompanying notes are an integral part of the consolidated financial statements

                              Asia Properties, Inc.
                          (a development stage company)

           Consolidated Statements of Changes in Stockholders' Equity
                         For the Years Ended December 31

                                       Common      Common  Additional Paid  Accumulated   Stockholders'
                                 Stock Shares   Stock ($)       in Capital      Deficit          Equity
Balance as of
   April 6, 1998                 $         -- $        --      $       --    $       --     $        --
       Shares issued                7,250,600       7,251         694,349            --         701,600
       Share repurchased           (1,400,000)     (1,400)        (58,600)           --         (60,000)
       Net loss                            --          --              --      (187,633)       (187,633)
                               -------------------------------------------------------------------------

Balance as of
   December 31, 1998*               5,850,600       5,851         635,749      (187,633)        453,967
       Shares issued                   70,834          71         234,476            --         234,547
       Net Loss                            --          --              --      (660,954)       (660,954)
                               -------------------------------------------------------------------------

Balance as of
   December 31, 1999                5,921,434       5,922         870,225      (848,587)         27,560
       Shares issued                  571,348         571          54,569            --          55,140
       Net Loss                            --          --              --      (201,683)       (201,683)
                               -------------------------------------------------------------------------

Balance as of
   December 31, 2000                6,492,782     $ 6,492        $924,794     $(1,050,270)    $(118,984)
                               =========================================================================


* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to December 31, 1998.

The accompanying notes are an integral part of the consolidated financial statements.

                             Asia Properties, Inc.
                         (a development stage company)

                     Consolidated Statements of Cash Flows
                        For The Years Ended December 31

                                                                                Accumulative
                                                                                 amount from
                                                     2000       1999       1998*   Inception
Cash Flows from Operating Activities:
Net Loss                                        ($201,683) ($660,954)  ($187,633)($1,050,270)
Adjustments to reconcile net income to cash
provided by operating activities:
   (Increase)/Decrease in deposits, prepayments
   and other receivables                              276     (1,731)     (5,778)     (7,233)
   (Increase)/Decrease in deferred assets          10,913    (12,507)          -      (1,594)
   Increase/(Decrease) in accounts payable         74,161     50,624      19,382     144,167
   Increase/(Decrease) in other
   payable and charges                             (1,083)     1,083           -           -
   Depreciation expenses                            1,382      2,430         154       3,966
                                                 --------   --------    --------    --------
   Net cash provided by operating activities     (116,034)  (621,055)   (173,875)   (910,964)

Cash Flows from Investing Activities:
   Purchase of property, plant and machinery            -     (3,425)    (16,813)    (20,238)
   Proceeds from sales of plan and machinery            -          -           -           -
   Increase in investment                          27,000          -     (27,000)          -
                                                 --------   --------    --------    --------
   Net cash flows from investing activities        27,000     (3,425)    (43,813)    (20,238)

Cash Flows from Financing Activities:
   Increase in paid-in capital                     55,140    234,547     641,600     931,287
                                                 --------   --------    --------    --------
Net cash flows from financing activities           55,140    234,547     641,600     931,287

Net (Decrease)/Increase in cash and
cash equivalents                                  (33,894)  (389,933)    423,912          85
Cash and cash equivalents at beginning of the
period (January 1)                                 33,979    423,912           -           -
                                                 --------   --------    --------    --------
Cash and cash equivalents at end of the
period (December 31)                                  $85    $33,979    $423,912         $85
                                                 ========   ========    ========    ========

* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to December 31, 1998.

The accompanying notes are an integral part of the consolidated financial statements.

Asia Properties, Inc. (a development stage company)
Notes to Consolidated Financial Statements -
December 31, 1998, 1999 & 2000


General

1) Asia Properties, Inc. (the "Company") was incorporated in Nevada on April 6, 1998. The Company, with a place of business located at 114 W. Magnolia St, Suite 400-115, Bellingham, WA, 98225-4352, is formed to seek opportunities to invest in Asian real estate projects. The Company has a 83% owned subsidiary - Asia Properties, International (Thailand) Ltd., located at 86/14 Sukhumvit 31, Bangkok 10110, Thailand, which was registered in Thailand on August 2, 1999, to conduct the Company's real estate operations in Thailand. A Representative Office was also established in Bangkok, Thailand on November 17, 1998, to carry out research of the Asian real estate market. The Representative Office was closed, with assets transferred to the office of Asia Properties, International (Thailand) Ltd. in August of 2000.

          On January 22, 1999, the Company's common stocks started to list and trade on the pink sheets of the National Quotation Bureau (Symbol "ASPZ") with inactive trading volume. Stocks are registered with Computer-Share Investor Services Co. ("Computer Share"); located at Lakewood, Colorado 80228, as the stock transfer agent.

          The Company signed a "Share Purchase & Sales Agreement" on February 4, 2000 and intended to acquire Northbridge Communities Limited (NCL), a Thailand company, which owns certain real estate properties in Thailand and Cambodia. The rights to establish Bangkok Real Estate Funds (see Note 3) expired in August of 2000. The Company wrote off all value of the Funds as of December 31, 2000.

          The Company devotes most of its activities toward establishing a new business, in which principal operations have not commenced or have not generated an income. In accordance with Statement of Financial
          Accounting   Standards  (SFAS)  No.7,   Accounting  and  Reporting  by
          Development Stage Enterprises, the company is classified as a development stage company.

2)        Summary of Significant Accounting Policies

          A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows.

          a) The Calendar Year Ending December, 31

          The Company's calendar year ends on December 31 of the year. This fiscal year policy has been adopted consistently in the past years.

          b) Basis of Consolidation

          The consolidated financial statements include the accounts of the Company, and its Thailand subsidiary and a Representative Office (See
          Note 1, General). All material inter-company balances and transactions, if any, have been eliminated in consolidation.

c)        Use of Estimates

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d) Depreciation

          Fixed assets are depreciated on a straight line basis over estimated useful lives, ranging from three to seven years.

          e) Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the basis of fixed assets for financial and income tax reporting. Deferred taxes also are recognized for any operating losses that are available to offset future taxable income and any tax credits that are available to offset future federal and state income taxes.

          Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          f) Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

          g) Foreign Currency Translation

          The Company prepares its financial statements using United States dollars as the reporting currency. However, its overseas operation including operation of the Thailand subsidiary is conducted in Thailand currency - Baht (the functional currency). Transactions in Baht are translated into United States dollars (the reporting currency) for consolidation. In accordance with SFAS No. 52, Foreign Currency Translations, foreign currency transactions are translated into United States dollars at the applicable rates of exchange prevailing at the dates of the transactions. Assets and liabilities are denominated at applicable rates prevailing at the balance sheet date. Exchange differences, if any, resulting from the above translation policy are reported in stockholders' equity. Gains or losses arising from exchange foreign currency translations are included in "other comprehensive income" in the statement of operations.

          Currently, the exchange rate of Baht to United States dollars is relatively stable and the Company's management does not expect any major fluctuation in the currency rate which would affect the comprehensive income result of exchange gains and losses (see Note
          12). There is no comprehensive income arising from foreign currency exchange gains and losses in the Company's statement of operations.

          h) Foreign Corrupt Practices Act

          The Company is subject to the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits U.S. companies from engaging in bribery or making other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with the Company, are not subject to these prohibitions. During the audit, no violation of the Foreign Corrupt Practices Act by the Company was noted.

3) BREF Investments

          In 1998, the Company took assignment of the right to establish the Bangkok Real Estate Fund (BREF) with its common shares and US$27,000 expenses. The BREF approved by the Securities and Exchange Commission of Thailand (Thai SEC) in July of 1998, expired in July of 1999 due to inability to meet the funding requirement. The Company applied for and received another approval to establish a new fund, Bangkok Real Estate Fund (BREF2), with rights and requirements similar to those of BREF. The BREF2 approved in July of 1999, was expired in July of 2000, due to lack of required funding.

4) Stockholders' Equity

          The  following   summarized   the   chronological   events  of  equity
          activities:

          On June 12, 1998,  the Company  issued  3,200,000  common  shares at $
          0.001 par value for cash of $3,200, to the three founders of the Company.

          On June 12, 1998, the Company issued 20,000 common shares at $ 0.001 par value at $200, to related parties for services rendered.

          On June 14, 1998, the Company issued 700,000 common shares at $ 0.01 par value for cash of $7,000, to a new shareholder of the company.

          On July 17, 1998,  the Company  issued  3,000,000  common  shares at $
          0.001 par value for cash of $30,000 ($3,000 in cash for the Company, and $27,000 cash deposited in BREF as operational expenses) to the 3 founders of the Company in exchange for the assignment of the right to establish BREF (see Note 3).

          In September 1998, through a Private Placement Offering Memorandum dated June 17, 1998, the Company issued 326,950 common shares at $
          0.001 par value for at a price, before commission and expenses, of $2.00 per share for $653,900 cash.

          During October and November 1998, the Company issued an additional 3,650 common shares at $ 0.001 par value pursuant to the Private Placement Offering Memorandum dated June 17, 1998, at $2.00 per share for $7,300 cash.

          On November 16, 1998, the Company repurchased 1,400,000 shares of its common stock at approximately $ 0.04 per share for $60,000 and restored those shares to the status of authorized and unissued shares. The purchase was made from a founder who elected to pursue other business interests.

          On March 12, 1999, the Company issued 30,000 common shares at $ 0.001 par value to a consultant as a payment for services.

          On May 6, 1999, the Company issued 500 common shares at $ 0.001 per value to an employee as a performance award.

          On June 22, 1999, the Company issued 6,500 common shares at $ 0.001 per value to a consultant as a payment for services.

          On July 5, 1999, the Company issued 33,334 common shares at $ 0.001 per value to an employee as a performance award.

          On July 5, 1999, the Company issued 500 common shares at $ 0.001 per to an employee as a performance award.

          On February 16, 2000, the Company cancelled 30,000 common shares, which were issued to Capital York.

          On April 25, 2000, the Company issued 50,000 common shares at $ 0.001 par value to a consultant as a payment for services.

          On May 17, 2000, the Company issued 5,000 common shares at $ 0.001 per to David Diehl as a performance award.

          On May 17, 2000, the Company issued 5,000 common shares at $ 0.001 per to David Roberts as a performance award.

          On July 24, 2000, the Company issued 50,000 common shares at $ 0.001 per to Daniel S. McKinney as reimbursement.

          On December 29, 2000,  the Company  issued  411,348 common shares at $
          0.001 par value For Coldway (139,000), Milliard (139,000), Daniel S. McKinney (92,580) and Nicholas St Johnston (40,768) for the canceling as a payment for services.

5) Stock Options

          On June 22, 1999, the Company granted options to purchase 5,000 shares of its common stock, at a price of $5.00 per share, to each of 3 shareholders as an award. The options were all expired as of December 31, 2000. The Board of Directors plans to continue to grant stock option awards in the future to reward its management, directors and employees who make exceptional contributions to the Company.

          The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock options. There has been no compensation cost charged against income for the options for 8 months of 1998 and 12 months of 1999 and 2000. Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's consolidated net loss would not have differed materially from the amount reported.

6) Income Taxes

          For the tax purposes, the Company had a deferred tax asset for the deductible temporary differences relating to net operating loss carry-forward, as of December 31, 2000. Because management was unable to determine if, more likely than not, the Company will realize the deferred tax asset related to the net operating loss carryforwards, a 100% valuation allowance was provided for these deferred tax assets as of December 31, 2000.

December 31, 2000

Deferred Tax Asset                  $ 309,762
Less: Valuation Allowance            (309,762)
                                    ---------
Net                                       $ -
                                   ----------

          At December 31 of 1998, 1999 and 2000, the Company has federal and state net operating loss carry- forwards of approximately $187,633, $660,954 and $150,645 respectively. The Company's net operating loss's benefits for the three years indicated will expire in 2003, 2004 and 2005.

7) Commitment and Contingencies

          No other material commitments and contingencies were noted as of December 31, 2000.

8) Inflation

          Significant inflation may have a significant impact on the real estate business. Significant inflation has not occurred in Thailand in recent years. It is management's belief that significant inflation will not occur in the near future (See Note 12).

9) Related Party Transactions

          Coldway Limited received $20,000 in 1998 and $40,000 in 1999 from the Company for consultancy. Mr. D. McKinney, President & Director of the Company, is also a Director of Coldway Ltd. From February of 1999 to December of 2000, Coldway Ltd. received 139,000 shares of common shares, in lieu of consultancy fees.

          Milliard Limited received $20,000 in 1998 and $40,000 in 1999 from the Company, for consultancy. Mr. N. St Johnston, CEO & Director of the Company is also a Director of Milliard Ltd, and a beneficial owner. In addition, from February of 1999 to December 31, 2000, Millard Ltd. received 139,000 shares of common shares, in lieu of consultancy fees.

          The Camden Financial Group received $1,455 in 1998 from the Company for consultancy services. Mr. G. Killoran, who was a Director of API in 1998, was also a Director of The Camden Financial Group.

          Mr. J. C. Lanning, who was a Director of the Company, received $17,700 for his consultancy services from the Company for the period from October 23, 1998 through to May 25, 1999.

          Mr. S. J. Landy, who was a Director of the Company, received $60,000 for his consultancy services from the Company.

          In February 2000, the Company reacquired 30,000 shares of its common stock issued on March 12, 1999, as settlement for cancellation of a service agreement by a non-related party.

          Mr. D. McKinney, President & Director of API advanced $92,580 to the company's operations as of December 31, 2000. Both the Company and Mr. McKinney agreed to convert the loan to 92,580 shares of API common stock.

          Mr. N. St Johnston, CEO & Director of API advanced $40,768 to the company's operations as of December 31, 2000. Both the Company and Mr. St Johnston agreed to convert the loan to 40,768 shares of API common stock.

          All other related party transactions are reviewed and disclosed when material, in accordance with SFAS No. 57, Related Party Disclosures.

10)      Operating Risks

          The Company's planned operations are to be conducted in Thailand and southeast Asia. Accordingly, the business, financial conditions and results of operations may be influenced by the political, economic and legal environment in Thailand, and Southeast Asia. Consequently, the Company's operations are subject to special considerations and risks which are not typically associated with companies in North America.

11) Retirement Plan

          The Company's employees in Thailand and America are hired on contractual basis, with no retirement provisions. Therefore, the Company has no obligations for pension liabilities. In addition, the Company has not adopted post-retirement or post-employment benefit plans.

12) Real Estate Prices Fluctuation

          The Company intends to acquire and develop real estate projects in Thailand and Southeast Asia. Real estate values are inflation sensitive, and fluctuate from time to time, depending on the different life cycles of the economies of Southeast Asia. It is management's belief that the real estate values in Southeast Asia are currently low. Increasing values of real estate will impact the company's operations.

13) Reliance on Key Personnel

          There are two (2) key personnel of the Company. The key personnel, who are Directors, have been with the Company for over one year, and the operation of the Company, in a development stage, is dependent on the services of key management. The possible loss of their services or the inability to attract qualified personnel could have a material adverse effect on the Company.

14) Impact of Recently Issued Accounting Standards

          SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and is scheduled to become effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. SFAS No. 133 established accounting and reporting standards for derivative financial instruments and for hedging activities. The Company does not currently engage in any activities that would be covered by SFAS No. 133.

15) Going Concern

          The Company in a development stage, has not been able to generate any operating income or profit and may not be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has been able to raise capital from the investment community. The company's ability to continue its business operations is dependent on the continuing cash inflow from new investors, and/or capital commitment from its existing shareholders. As the Company has traded its shares on an U. S. stock market (see Note 1), management has held discussions with potential investors to raise additional funds and identify potential companies in the real estate industry as merger candidates. The management has indicated that a private investor, the Lester Group, Inc., has the intent to purchase the Company's new shares. The agreement was signed on August 16, 2000. However, the funding has been delayed several times as of December 31, 2000. No funding is received as of December 31, 2000.

16) Subsequent Events

          On January 29, 2001, the Company authorized Mr. D. McKinney to appoint Glenheaven Corporate Consultants Inc., as a consultant for a period of six months starting February 1, 2001. The consultant is to be compensated by the company common stock of 150,000 shares.

          In February of 2001, the Company granted an option of 20,000 shares at US$ 1.56 per share, to each of the two outside Directors. The option exercisable for a period of three (3) years, expires in January